PERFORMANCE CALCULATION

                      COLONIAL U.S.GOVERNMENT FUND - CLASS A

                             Fiscal Year End:  8/31/96

                             Inception Date: 10/13/87



                                                                                                          SINCE INCEPTION
                                1 Year Ended 8/31/96                 5 Years Ended 8/31/96              10/13/87 TO 8/31/96

                         Standard      Non-Standard           Standard        Non-Standard           Standard         Non-Standard

     Initial Inv.      $1,000.00       $1,000.00              $1,000.00       $1,000.00              $1,000.00          $1,000.00
     Max. Load              4.75%                                  4.75%                                  4.75%

     Amt. Invested       $952.50       $1,000.00                $952.50       $1,000.00                $952.50          $1,000.00
     Initial NAV           $6.55           $6.55                  $7.02           $7.02                  $7.14              $7.14
     Initial Shares      145.420         152.672                135.684         142.450                133.403            140.056

     Shares From Dist.     9.359           9.826                 57.306          60.163                145.280            152.528
     End of Period NAV     $6.37           $6.37                  $6.37           $6.37                  $6.37              $6.37

     Total Return          -1.41%           3.51%                 22.93%          29.06%                 77.52%             86.38%

     Average Annual
      Total Return         -1.41%           3.51%                  4.22%           5.24%                  6.67%              7.25%



                             PERFORMANCE CALCULATION

                     COLONIAL US GOVERNMENT FUND - CLASS B

                              Fiscal Year End:  8/31/96

                              Inception Date: 6/8/92



                                                                            Since Inception
                                  1 Year Ended 8/31/96                    6/8/92 TO 8/31/96

                         Standard         Non-Standard               Standard         Non-Standard

       Initial Inv.       $1,000.00         $1,000.00                 $1,000.00         $1,000.00

       Amt. Invested      $1,000.00         $1,000.00                 $1,000.00         $1,000.00
       Initial NAV            $6.55             $6.55                     $6.95             $6.95
       Initial Shares       152.672           152.672                   143.885           143.885

       Shares From Dist.      8.619             8.619                    41.380            41.380
       End of Period NAV      $6.37             $6.37                     $6.37             $6.37

       CDSC *                  4.86%                                       1.83%
       Total Return           -2.12%             2.74%                    16.18%            18.01%

       Average Annual
        Total Return          -2.12%             2.74%                     3.60%             3.99%


        * Due to the decrease in NAV from the beginning of the period, the CDSC has been adjusted according to the prospectus.